EXHIBIT 23.3

May 4, 2004

File:

Project NXTEN865

To:

The United State Securities & Exchange Commission

Dear Sirs:

                                 RE:  CONSENT LETTER

                                          RESERVE AND ECONOMIC EVALUATION

                                          OF CERTAIN OIL & GAS PROPERTIES OF

                                          ENERGY EXPLORATION TECHNOLOGIES

                                          AS OF DECEMBER 31, 2002

Dobson Resource Management Ltd. hereby consents to the reference to our firm name and the use of our report dated January 31, 2003 in respect of the above referenced evaluation of Energy Exploration Technologies.

Yours truly,

DOBSON RESOURCE MANAGEMENT LTD.

R.W. Dobson, P.Eng.

RWD/ljs

Dated:  May 4, 2004

Calgary, Alberta

Canada